Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115648) of InfraSource Services, Inc. of our report dated September 3, 2004 relating to the combined financial statements of Sub-Surface Construction Co., Flint Construction Company, and Iowa Pipeline Associates, Inc., which appears in the Current Report on Form 8-K/A of InfraSource Services, Inc. dated November 19, 2004.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

November 19, 2004